EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        As independent public accountants, we hereby consent to the incorporation, by reference in this Form S-8 Registration Statement of our report dated April 15, 2004 included in the Liberty Star Gold Corp. (formerly Titanium Intelligence, Inc.) Form 10-KSB for the period from January 14, 2004, to January 31, 2004, and to all references to our Firm included in this Form S-8 Registration Statement.

/s/ Dohan and Company, CPA’s, P.A.

DOHAN AND COMPANY, CPA’s, P.A.
Certified Public Accountants
December 20, 2004